SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 14, 2004

TEAMSTAFF, INC.

(Exact name of Registrant as specified in charter)

New Jersey	0-18492	22-1899798
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

300 Atrium Drive, Somerset, N.J.	08873
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (732) 748-1700

(Former name or former address, if changed since last report.)

Item 5:    Other Events.

On May 14, 2004, TeamStaff, Inc. ("TeamStaff") announced that it has entered into a strategic alliance with Professional Placement Resources d/b/a PPR Travel for placement of registered nurse and allied healthcare professionals nationwide. A press release disclosing this event was released on May 14, 2004 and is filed as Exhibit 99.1 to this Current Report on Form 8-K (the "Current Report").

Item 7:    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements.

None

(b)	Pro Forma Financial Information

None

(c)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press release issued by TeamStaff, Inc. dated May 14, 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2004

TEAMSTAFF, INC. (Registrant)
By: /s/ Edmund C. Kenealy Edmund C. Kenealy, Vice President, General Counsel and Secretary